Exhibit 99.3

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

The Unaudited Pro Forma Condensed Combined Financial Statements (pro forma financial statements) have been derived from the historical consolidated financial statements of CenterPoint Energy, Inc. (CenterPoint Energy) and Vectren Corporation (Vectren). The following pro forma financial statements should be read in conjunction with:

•	the accompanying notes to the Unaudited Pro Forma Condensed Combined Financial Statements;

•

the consolidated financial statements of CenterPoint Energy as of and for the year ended December 31, 2017, included in CenterPoint Energy’s Annual Report on Form 10-K for the fiscal year ended December 31, 2017, filed with the Securities and Exchange Commission (SEC) on February 22, 2018;

•

the unaudited consolidated financial statements of CenterPoint Energy as of and for the six months ended June 30, 2018, included in CenterPoint Energy’s Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2018, filed with the SEC on August 3, 2018;

•	the consolidated financial statements of Vectren as of and for the year ended December 31, 2017, attached as Exhibit 99.1 to this Current Report on Form 8-K; and

•	the unaudited consolidated financial statements of Vectren as of and for the six months ended June 30, 2018, attached as Exhibit 99.2 to this Current Report on Form 8-K.

On April 21, 2018, CenterPoint Energy entered into an Agreement and Plan of Merger (Merger Agreement), by and among CenterPoint Energy, Vectren and Pacer Merger Sub, Inc., an Indiana corporation and wholly owned subsidiary of CenterPoint Energy (Merger Sub). Pursuant to the Merger Agreement, on and subject to the terms and conditions set forth therein, Merger Sub will merge with and into Vectren (Vectren Merger), with Vectren continuing as the surviving corporation in the Vectren Merger and becoming a wholly owned subsidiary of CenterPoint Energy.

The Unaudited Pro Forma Condensed Combined Statements of Income (pro forma statements of income) for the six months ended June 30, 2018, and the year ended December 31, 2017, give effect to the Vectren Merger as if it were completed on January 1, 2017. The Unaudited Pro Forma Condensed Combined Balance Sheet (pro forma balance sheet) as of June 30, 2018, gives effect to the Vectren Merger as if it were completed on June 30, 2018.

The historical financial information has been adjusted in the pro forma financial statements to give effect to pro forma events that are (i) directly attributable to the Vectren Merger, (ii) factually supportable and (iii) with respect to the statements of income, expected to have a continuing impact on the combined results of CenterPoint Energy and Vectren.

The Vectren Merger will be accounted for as an acquisition of Vectren common shares by CenterPoint Energy and will follow the acquisition method of accounting for business combinations. The pro forma financial statements reflect an aggregate purchase price of approximately $6.0 billion in cash, based upon the “Merger Consideration” (as defined in the Merger Agreement) of $72.00 per share for each share of common stock of Vectren issued and outstanding immediately prior to the Vectren Merger.

CenterPoint Energy has obtained committed financing in the form of a $5.0 billion senior unsecured bridge term loan facility (Bridge Facility) from Goldman Sachs Bank USA and Morgan Stanley Senior Funding, Inc. Any borrowings under the Bridge Facility would be classified as short-term debt in current liabilities. CenterPoint Energy has prepared its pro forma financial statements in accordance with the applicable accounting rules assuming the aggregate purchase price will be financed by borrowings under the Bridge Facility and CenterPoint Energy’s existing revolving credit facility and the issuance by CenterPoint Energy of $500 million of its Series A Fixed-to-Floating Rate Cumulative Redeemable Perpetual Preferred Stock, par value $0.01 per share (Series A Preferred Stock). However, CenterPoint Energy anticipates financing the Vectren Merger through its expected issuances of Series A Preferred Stock, common stock, mandatory convertible equity securities, debt securities and commercial paper, subject to then current market conditions, as well as cash on hand. CenterPoint Energy’s permanent financing assumptions are detailed in the accompanying notes.

Assumptions and estimates underlying the pro forma adjustments are described in the accompanying notes, which should be read with the pro forma financial statements. Because the pro forma financial statements have been prepared on preliminary estimates, the total amounts recorded at the date of the Vectren Merger may differ materially from the information presented in the pro forma financial statements. These estimates are subject to change pending further review of the assets acquired and liabilities assumed in the Vectren Merger and the final purchase price of the Vectren Merger.

The pro forma financial statements have been presented for illustrative purposes only and are not necessarily indicative of the results of operations and financial position that would have been achieved had the pro forma events taken place on the dates indicated, or the future consolidated results of operations or financial position of the combined company.

CENTERPOINT ENERGY, INC.

UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET

June 30, 2018

	CenterPoint Energy Historical	Vectren Historical (Note 6)	Pro Forma Adjustments (Note 4)		CenterPoint Energy Pro Forma
	(In Millions)
Current Assets:
Cash and cash equivalents	$328	$10	—	(a)	$328
			(10	) (g)
Investment in marketable securities	584	—	—		584
Accounts receivable, net	958	232	—		1,190
Accrued unbilled revenues	207	148	—		355
Natural gas and fuel inventory	152	51	—		203
Materials and supplies	192	53	—		245
Non-trading derivative assets	74	—	—		74
Taxes receivable	39	—	—		39
Prepaid expenses and other current assets	167	53	—		220

Total current assets	2,701	547	(10)		3,238

Property, Plant and Equipment, net	13,397	4,923	—		18,320

Other Assets:
Goodwill	867	293	4,156	(b)	5,316
Regulatory assets	2,067	441	(107	) (d)	2,401
Non-trading derivative assets	46	—	—		46
Investment in unconsolidated affiliate	2,451	2	—		2,453
Preferred units – unconsolidated affiliate	363	—	—		363
Intangible assets	69	30	170	(c)	269
Other	147	60	(18	) (h)	233
			(2	) (i)
			46	(g)

Total other assets	6,010	826	4,245		11,081

Total Assets	$22,108	6,296	4,235		32,639

See Notes to Unaudited Pro Forma Condensed Combined Financial Statements

CENTERPOINT ENERGY, INC.

UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET — (continued)

June 30, 2018

	CenterPoint Energy Historical	Vectren Historical (Note 6)	Pro Forma Adjustments (Note 4)		CenterPoint Energy Pro Forma
	(In Millions)
Current Liabilities:
Short-term borrowings	$—	$248	4,460	(h)	$4,744
			36	(g)
Current portion of VIE Securitization Bonds long-term debt	446	—	—		446
Indexed debt, net	26	—	—		26
Current portion of other long-term debt	50	60	—		110
Indexed debt securities derivative	641	—	—		641
Accounts payable	706	225	43	(e)	1,015
			41	(f)
Taxes accrued	103	45	—		148
Interest accrued	118	19	—		137
Non-trading derivative liabilities	26	—	—		26
Due to ZENS note holders	382	—	—		382
Other	344	167	—		511

Total current liabilities	2,842	764	4,580		8,186

Other Liabilities:
Deferred income taxes, net	3,168	501	15	(j)	3,684
Non-trading derivative liabilities	12	—	—		12
Benefit obligations	723	151	—		874
Regulatory liabilities	2,521	943	—		3,464
Other	412	146	—		558

Total other liabilities	6,836	1,741	15		8,592

Long-term Debt:
VIE Securitization Bonds, net	1,193	—	—		1,193
Other long-term debt, net	6,567	1,929	1,010	(i)	9,506

Total long-term debt, net	7,760	1,929	1,010		10,699

Shareholders’ Equity:
Cumulative preferred stock	—	—	—		—
Series A Preferred Stock	—	—	—	(k)	—
Common stock	4	739	(739	) (l)	4
Additional paid-in-capital	4,215	—	492	(k)	4,707
Retained earnings	513	1,124	(1,040	) (l)	513
			(43	) (e)
			(41	) (f)
Accumulated other comprehensive loss	(62)	(1)	1	(l)	(62)

Total shareholders’ equity	4,670	1,862	(1,370)		5,162

Total Liabilities and Shareholders’ Equity	$22,108	$6,296	$4,235		$32,639

See Notes to Unaudited Pro Forma Condensed Combined Financial Statements

CENTERPOINT ENERGY, INC.

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF INCOME

For the Six Months Ended June 30, 2018

	CenterPoint Energy Historical	Vectren Historical (Note 6)	Pro Forma Adjustments (Note 5)		CenterPoint Energy Pro Forma
	(In Millions, Except Per Common Share Amounts)
Revenues:
Utility revenues	$3,235	$756	$—		$3,991
Non-utility revenues	2,106	547	—		2,653

Total	5,341	1,303	—		6,644

Expenses:
Utility natural gas, fuel and purchased power	825	277	—		1,102
Non-utility cost of revenues, including natural gas	2,063	178	—		2,241
Operation and maintenance	1,147	528	(36	) (d)	1,639
Depreciation and amortization	656	144	10	(b)	810
Taxes other than income taxes	212	36	—		248

Total	4,903	1,163	(26)		6,040

Operating Income	438	140	26		604

Other Income (Expense):
Gain on marketable securities	23	—	—		23
Loss on indexed debt securities	(272)	—	—		(272)
Interest and other finance charges	(169)	(32)	(147	) (a)	(348)
Interest on Securitization Bonds	(30)	—	—		(30)
Equity in earnings of unconsolidated affiliate, net	127	(18)	—		109
Other, net	7	4	—		11

Total	(314)	(46)	(147)		(507)

Income Before Income Taxes	124	94	(121)		97
Income tax expense (benefit)	34	8	(29	) (e)	13

Net Income	90	86	(92)		84
Series A Preferred Stock dividend	—	—	15	(c)	15

Earnings available to common shareholders	$90	$86	$(107)		$69

Basic Earnings Per Common Share	$0.21				$0.16

Diluted Earnings Per Common Share	$0.21				$0.16

Weighted Average Common Shares Outstanding, Basic	431				431

Weighted Average Common Shares Outstanding, Diluted	434				434

See Notes to Unaudited Pro Forma Condensed Combined Financial Statements

CENTERPOINT ENERGY, INC.

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF INCOME

For the Year Ended December 31, 2017

	CenterPoint Energy Historical	Vectren Historical (Note 6)	Pro Forma Adjustments (Note 5)		CenterPoint Energy Pro Forma
	(In Millions, Except Per Common Share Amounts)
Revenues:
Utility revenues	$5,603	$1,382	$—		$6,985
Non-utility revenues	4,011	1,275	—		5,286

Total	9,614	2,657	—		12,271

Expenses:
Utility natural gas, fuel and purchased power	1,109	444	—		1,553
Non-utility cost of revenues, including natural gas	3,785	444	—		4,229
Operation and maintenance	2,221	1,116	—		3,337
Depreciation and amortization	1,036	276	17	(b)	1,329
Taxes other than income taxes	391	59	—		450

Total	8,542	2,339	17		10,898

Operating Income	1,072	318	(17)		1,373

Other Income (Expense):
Gain on marketable securities	7	—	—		7
Loss on indexed debt securities	49	—	—		49
Interest and other finance charges	(313)	(62)	(307	) (a)	(682)
Interest on Securitization Bonds	(77)	—	—		(77)
Equity in earnings of unconsolidated affiliate, net	265	(1)	—		264
Other, net	60	7	—		67

Total	(9)	(56)	(307)		(372)

Income Before Income Taxes	1,063	262	(324)		1,001
Income tax expense (benefit)	(729)	46	(77	) (e)	(760)

Net Income	1,792	216	(247)		1,761
Series A Preferred Stock dividend	—	—	30	(c)	30

Earnings available to common shareholders	$1,792	$216	$(277)		$1,731

Basic Earnings Per Common Share	$4.16				$4.02

Diluted Earnings Per Common Share	$4.13				$3.99

Weighted Average Common Shares Outstanding, Basic	431				431

Weighted Average Common Shares Outstanding, Diluted	434				434

See Notes to Unaudited Pro Forma Condensed Combined Financial Statements

CENTERPOINT ENERGY, INC.

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

(1)	Basis of presentation

The pro forma statements of income for the six months ended June 30, 2018, and the year ended December 31, 2017, give effect to the Vectren Merger as if it were completed on January 1, 2017. The pro forma balance sheet as of June 30, 2018, gives effect to the Vectren Merger as if it were completed on June 30, 2018.

The pro forma financial statements have been derived from the historical consolidated financial statements of CenterPoint Energy and Vectren. Certain financial statement line items included in Vectren’s historical presentation have been reclassified to conform to corresponding financial statement line items included in CenterPoint Energy’s historical presentation (see Note 6). These reclassifications have no material impact on the historical operating income, net income, total assets, total liabilities or shareholders’ equity reported by CenterPoint Energy or Vectren. The historical consolidated financial statements have been adjusted in the pro forma financial statements to give effect to pro forma events that are (1) directly attributable to the business combination, (2) factually supportable and (3) with respect to the pro forma statements of income, expected to have a continuing impact on the combined results following the Vectren Merger.

Assumptions and estimates underlying the pro forma adjustments are described in these notes, which should be read in conjunction with the pro forma financial statements. Since the pro forma financial statements have been prepared based upon preliminary estimates, the final amounts recorded at the date of the Vectren Merger may differ materially from the information presented. These estimates are subject to change pending further review.

The Vectren Merger is reflected in the pro forma financial statements as an acquisition of Vectren by CenterPoint Energy, based on the guidance provided by accounting standards for business combinations. Under these accounting standards, the total estimated purchase price is allocated as described in Note 2 to the pro forma financial statements, and the assets acquired and the liabilities assumed have been measured at estimated fair value.

Vectren’s regulated operations are comprised of electric generation and electric and natural gas energy delivery services. These operations are subject to the rate-setting authority of the Federal Energy Regulatory Commission, the Indiana Utility Regulatory Commission and the Public Utilities Commission of Ohio, and are accounted for pursuant to U.S. generally accepted accounting principles, including the accounting guidance for regulated operations. The rate-setting and cost-recovery provisions currently in place for Vectren’s regulated operations provide revenue derived from costs including a return on investment of assets and liabilities included in rate base. Thus, the fair values of Vectren’s tangible and intangible assets and liabilities subject to these rate-setting provisions approximate their carrying values, and the pro forma financial statements do not reflect any net adjustments related to these amounts. Therefore, the excess purchase price over carrying value of net assets attributable to regulated operations is estimated to be compromised entirely of goodwill. The carrying values of Vectren’s non-regulated property, plant and equipment, which consists primarily of vehicles and equipment, and long-term debt, including the elimination of debt issuance costs, as of June 30, 2018, were reviewed and determined to approximate fair value; therefore, no fair value adjustment was reflected in the pro forma financial statements related to these balances.

The accounting policies used in the preparation of the pro forma financial statements are those described in CenterPoint Energy’s audited consolidated financial statements as of and for the year ended December 31, 2017. CenterPoint Energy performed a preliminary review of Vectren’s accounting policies to determine whether any adjustments were necessary to ensure comparability in the pro forma financial statements. At this time, CenterPoint Energy is not aware of any differences that would have a material effect on the pro forma financial statements, including any differences in the timing of adoption of new accounting standards, except for certain amounts that have been reclassified to conform to CenterPoint Energy’s financial statement presentation (see Note 6). Upon completion of the Vectren Merger, or as more information becomes available, CenterPoint Energy will perform a more detailed review of Vectren’s accounting policies. As a result of that review, differences may be identified between the accounting policies of the two companies that, when conformed, could have a material impact on the pro forma financial statements. The 2017 historical statements of income for CenterPoint Energy and Vectren do not reflect new accounting standards retrospectively adopted on January 1, 2018.

CenterPoint Energy reviewed the historical financial information for intercompany transactions and found no eliminations were necessary. Transaction costs recorded in the historical income statement have been excluded from the pro forma statements of income as they reflect nonrecurring charges directly related to the Vectren Merger. However, the transaction costs not recorded in the historical balance sheet are reflected in the pro forma balance sheet as an increase in other current liabilities and a decrease in retained earnings when such amounts are not reflected in the historical balance sheet.

The pro forma financial statements do not reflect the realization of any expected cost savings or other synergies from the Vectren Merger as a result of restructuring activities following the completion of the Vectren Merger. Certain of Vectren employment agreements contain severance or other termination arrangements; however, the pro forma financial statements do not reflect any such payments under these arrangements as employment decisions have not been finalized.

(2)	Estimated Purchase Price Consideration and Preliminary Purchase Price Allocation

The estimated purchase price consideration of approximately $6.0 billion is based on the cash price of $72.00 per outstanding share of common stock of Vectren. The value of the purchase price consideration will change based on the actual number of shares of common stock of Vectren issued and outstanding immediately prior to the Vectren Merger.

Estimated Vectren common shares outstanding as of June 30, 2018	83,080,695
Cash consideration per Vectren common share	$72.00

Total estimated cash consideration to be paid (in millions)	$5,982

CenterPoint Energy has performed a preliminary valuation analysis of the fair market value of Vectren’s assets and liabilities. The following table summarizes the allocation of the preliminary purchase price as of the acquisition date (in millions):

Current assets	$537
Property, plant and equipment, net	4,923
Identifiable intangibles	200
Regulatory assets	334
Other assets	108

Total assets acquired	6,102

Current liabilities	884
Other liabilities	1,756
Long-term debt	1,929

Total liabilities assumed	4,569

Net assets acquired	1,533
Goodwill	4,449

Total purchase price consideration	$5,982

This preliminary purchase price allocation has been used to prepare pro forma adjustments in the pro forma balance sheet and income statement. CenterPoint Energy has not completed a final valuation analysis necessary to determine the fair market values of all of Vectren’s assets and liabilities or the allocation of its purchase price. The final allocation could differ materially from the preliminary allocation used in the pro forma adjustments. The final allocation may include (1) changes in fair values of property, plant and equipment, (2) changes in allocations to intangible assets and goodwill and (3) other changes to assets and liabilities.

(3)	Financing Transactions

CenterPoint Energy sometimes refers to the planned issuance and sale of its common stock, mandatory convertible equity securities, Series A Preferred Stock, debt securities and commercial paper as described below (collectively, the Additional Financings). The actual size and terms of, and amounts of proceeds CenterPoint Energy receives from, the respective Additional Financings will depend on, among other things, market conditions at the time of the Additional Financings and such other factors as CenterPoint Energy deems relevant and may differ, perhaps substantially, from the size, terms and amounts CenterPoint Energy has assumed in this Note 3 to the pro forma financial statements.

As required by accounting rules and for purposes of the pro forma financial statements, CenterPoint Energy has assumed the following to fund the approximately $6.0 billion cash consideration purchase price further described below:

•	borrowings of $4.5 billion under the Bridge Facility;

•	issuance of $500 million of Series A Preferred Stock; and

•	borrowings of $1.0 billion under its existing revolving credit facility.

CenterPoint Energy obtained commitments by lenders for a $5.0 billion, 364-day Bridge Facility to provide flexibility for the timing of the acquisition financing and fund, in part, amounts payable by CenterPoint Energy in connection with the Vectren Merger. For purposes of the pro forma financial statements, CenterPoint Energy’s assumed borrowings under the Bridge Facility of $4.5 billion were reduced by the assumed issuance of $500 million of Series A Preferred Stock. For purposes of the pro forma financial statements, CenterPoint Energy has assumed a weighted-average interest rate of 5.3%, which includes duration and drawn fees on the $4.5 billion Bridge Facility borrowings. Drawn fees are estimated based on current 1-month LIBOR of 2.08% as of August 7, 2018, plus applicable margin under the Bridge Facility agreements. The Bridge Facility bears interest at an annual rate equal to LIBOR plus a margin ranging from 1.0% to 2.0%, depending on our credit rating, subject to an increase of 0.25% for each 90 days that elapse after the closing of the Vectren Merger. Assuming CenterPoint Energy, Inc.‘s current credit ratings, the applicable margin increases 0.25% each 90 days after the closing of the Vectren Merger, from 1.25% to a maximum of 2.00%. Upon execution of the Bridge Facility, CenterPoint Energy deferred debt issuance costs of $25 million in other assets, of which $7 million was amortized as debt issuance expense in the historical financial statements as of and for the six months ended June 30, 2018.

For purposes of the pro forma financial statements, CenterPoint Energy has presented the issuance of 500,000 shares of its Series A Preferred Stock for $492 million, net of $8 million of issuance costs and discounts, with an aggregate liquidation value of $500 million, and that those shares will require CenterPoint Energy to pay dividends in cash, calculated as a percentage of the aggregate liquidation value, at the rate of 6% per annum. This assumed dividend rate is based on current market conditions. The actual dividend rate on the Series A Preferred Stock at the time it is issued may differ, perhaps substantially, from the rate CenterPoint Energy has assumed for purposes of the pro forma financial statements. In addition, CenterPoint Energy has further assumed that none of the shares of the Series A Preferred Stock have been redeemed early by CenterPoint Energy during the periods presented in the pro forma financial statements.

In May 2018, CenterPoint Energy entered into an amendment to its revolving credit facility (as so amended, the Revolving Credit Facility) that will increase the aggregate commitments from $1.7 billion to $3.3 billion effective the earlier of (i) the termination of all commitments by certain lenders to provide the Bridge Facility and (ii) the payment in full of all obligations (other than contingent obligations) under the Bridge Facility and termination of all commitments to advance additional credit thereunder, and in each case, so long as the Merger Agreement has not been terminated pursuant to the terms thereof without consummation of the Vectren Merger. For purposes of the pro forma financial statements, CenterPoint Energy has assumed the balance of the purchase price consideration will be met by borrowings of approximately $1.0 billion under the Revolving Credit

Facility at a weighted-average interest rate of 3.6%. Interest expense reflected in the pro forma financial statements includes arranger and commitments fees, as well as estimated interest on drawn amounts based on current 1-month LIBOR of 2.08% as of August 8, 2018, plus applicable rate under the Revolving Credit Facility, assuming current CenterPoint Energy, Inc. issuer credit ratings.

In lieu of borrowings under the Bridge Facility and the Revolving Credit Facility, CenterPoint Energy intends to execute the Additional Financings described below prior to the close of the Vectren Merger:

(1)

In addition to the net proceeds from the $500 million of Series A Preferred Stock, CenterPoint Energy intends to raise approximately $2.25 billion from the issuance of a combination of common stock and mandatory convertible equity securities based on current market conditions. The actual proceeds from these issuances may differ, perhaps substantially, from the proceeds assumed for purposes of the pro forma financial statements.

(2)

CenterPoint Energy intends to issue a combination of debt securities and commercial paper aggregating $3.25 billion, net of issuance costs of $20 million, with an assumed weighted-average interest rate (including the index rate plus a credit spread) of 4% per annum. This assumed rate is based on borrowing costs for debt securities and commercial paper under current market conditions, presently expected to range from approximately 2.30% for commercial paper to up to 4.50% for senior notes. The actual interest rate and original issue discount on the debt will be based on market conditions at the time the debt is issued and may differ, perhaps substantially, from the rate and discount assumed for purposes of the pro forma financial statements. Furthermore, any cash on hand may be used to reduce the balance of debt securities or commercial paper incurred to finance the Vectren Merger.

Because the Additional Financings are contemplated to take place in the future, the pro forma financial statements were prepared in accordance with the accounting rules assuming that the Merger Consideration will be financed from drawings under the Bridge Facility and under the Revolving Credit Facility and through the proceeds from the issuance of the Series A Preferred Stock. However, CenterPoint Energy currently does not intend to draw on the Bridge Facility or its Revolving Credit Facility but rather intends to fund the Merger Consideration with proceeds received through the Additional Financings, the proceeds from the issuance of the Series A Preferred Stock and cash on hand, although there is no guarantee that CenterPoint Energy will be able to consummate the Additional Financings as planned or at all.

(4)	Adjustments to Pro Forma Balance Sheet

The pro forma adjustments are based on our preliminary estimates and assumptions that are subject to change. The following adjustments have been reflected in the pro forma balance sheet:

(a)	Cash and cash equivalents. Reflects pro forma adjustment to cash and cash equivalents.

	(in millions)	Reference Note
Proceeds from the issuance of Series A Preferred Stock, net	$492	Note 4(k)
Borrowings under Bridge Facility, net	4,478	Note 4(h)
Borrowings under the Revolving Credit Facility	1,012	Note 4(i)
Estimated cash consideration	(5,982)	Note 2

Net adjustment to cash and cash equivalents	$—

(b)

Goodwill. Reflects the elimination of Vectren’s historical goodwill and the preliminary estimated goodwill resulting from the purchase price consideration in excess of the fair value of the net assets acquired in connection with the Vectren Merger.

(in millions)
Elimination of Vectren’s existing goodwill	$(293)
Preliminary estimated goodwill resulting from Vectren Merger	4,449

Net adjustment to goodwill	$4,156

(c)	Intangible assets. Reflects the preliminary purchase accounting adjustment for estimated intangible assets based on the acquisition method of accounting.

	Estimated Useful Lives	(in millions)
	(in years)
Elimination of Vectren’s existing intangible assets		$(30)
Preliminary operation and maintenance agreements	8-12	49
Preliminary backlog	1-2	78
Preliminary customer relationships	3-5	73

Net adjustment to intangible assets (1)		$170

(1)

Reflects the adjustment to increase the basis in intangible assets to estimated fair value. The estimated fair value is expected to be amortized over the estimated useful lives. The fair value and useful life calculations are preliminary and subject to change.

(d)	Regulatory assets. Reflects the preliminary purchase accounting adjustment for regulatory assets not earning a return based on the acquisition method of accounting.

	Estimated Useful Lives	(in millions)
	(in years)
Elimination of Vectren’s regulatory assets not earning a return (1)		$(287)
Preliminary valuation of Vectren’s regulatory assets not earning a return	3-34	180

Net adjustment to regulatory assets (2)		$(107)

(1)	Vectren’s historical balance sheet as of June 30, 2018, reflects regulatory assets of $441 million, of which $287 million are not earning a return.

(2)	The valuation and useful life calculations are preliminary and subject to change.

(e)

Transaction costs. Reflects the accrual of estimated Vectren Merger transaction costs of $43 million consisting of fees related to advisory services to be paid by Vectren upon closing of the Vectren Merger, all of which are directly attributable to the Vectren Merger and not recorded in the historical balance sheet. These costs have not been reflected on the pro forma income statements as they will not have an ongoing impact on the results of the combined company.

(f)

Stock-based compensation. Reflects the vesting and cash out of $41 million in the unvested stock units and performance units (at target), inclusive of unpaid dividends, held by Vectren’s employees and non-employee directors upon closing of the Vectren Merger, approximating 568,371 units, inclusive of units for unpaid dividends, at $72.00 per unit. Pursuant to the Merger Agreement, the performance units will vest at the greater of target or actual results; accordingly, the value of these payments could be greater than the amount reflected in the adjustment. These costs have not been reflected on the pro forma income statements as they will not have an ongoing impact on the results of the combined company.

(g)

Deferred compensation. Reflects the funding of the trusts underlying Vectren’s two unfunded nonqualified deferred compensation plans and one unfunded supplemental executive retirement plan totaling $46 million that will be contributed by Vectren immediately prior to closing of the Vectren Merger. Trust funding requirements in excess of cash on hand immediately prior to closing will be financed with Vectren’s short-term borrowings. Certain benefit payments under the plans will be payable from the trust within 60 days upon closing of the Vectren Merger.

(h)	Short-term debt. Reflects borrowings under the Bridge Facility to finance a portion of the Vectren Merger purchase price.

(in millions)
Proceeds from borrowings under the Bridge Facility	$4,500
Debt issuance fees	(22)

Net proceeds from borrowings under the Bridge Facility	4,478
Reclassify debt issuance fees recorded in historical balance sheet (1)	(18)

Net adjustment to short-term debt	$4,460

(1)	Recorded in Other assets in CenterPoint Energy’s historical balance sheet as there is no outstanding debt under the Bridge Facility as of June 30, 2018.

(i)	Long-term debt. Reflects borrowings under the Revolving Credit Facility to finance a portion of the Vectren Merger purchase price.

(in millions)
Proceeds from borrowings under the Revolving Credit Facility	$1,012
Reclassify debt issuance fees recorded in historical balance sheet (1)	(2)

Net adjustment to long-term debt	$1,010

(1)	Recorded in Other assets in CenterPoint Energy’s historical balance sheet as there is no outstanding debt under the Revolving Credit Facility as of June 30, 2018.

(j)

Deferred income taxes. Reflects additional estimated deferred income taxes attributable to the fair value adjustments of the acquired assets and liabilities, excluding goodwill. Adjustment is based on the combined company’s estimated post-Vectren Merger composite statutory tax rate of 23.9% as of June 30, 2018. The assumed statutory tax rate does not take into account any possible future tax events that may impact the combined company.

(in millions)
Elimination of Vectren’s deferred tax liability	$(501)
Deferred tax liability—fair value	516

Net adjustment to deferred tax liability	$15

(k)	Series A Preferred Stock. Reflects the issuance of Series A Preferred Stock to finance a portion of the Vectren Merger purchase price.

(in millions)
Proceeds from issuance of Series A Preferred Stock	$500
Series A Preferred Stock issuance fees	(8)

Net adjustment to additional paid-in-capital (1)	$492

(1)

The adjustment to record the issuance of Series A Preferred Stock reflects 500,000 shares at par value of $0.01 per share to Series A Preferred Stock and $492 million to Additional Paid-in-Capital on the pro forma balance sheet.

(l)	Equity. Reflects the elimination of Vectren’s historical equity balances, inclusive of pro forma adjustments to retained earnings recorded by Vectren prior to the close of the Vectren Merger.

(in millions)
Elimination of Vectren’s historical common stock	$(739)

Elimination of Vectren’s historical retained earnings	(1,124)
Elimination of impact to retained earnings of pro forma adjustment Note 4(e)	43
Elimination of impact to retained earnings of pro forma adjustment Note 4(f)	41

Net adjustment to retained earnings	(1,040)

Elimination of Vectren’s historical accumulated comprehensive loss	1

Net adjustment to shareholders’ equity	$(1,778)

(5)	Adjustments to Pro Forma Statements of Income

(a)	Interest and other finance charges. Reflects additional interest expense and amortization of debt issuance costs related to the assumed financing transactions described in Note 3 above.

	Six months ended June 30, 2018	Year ended December 31, 2017
	(in millions)
Estimated interest expense related to Bridge Facility (1)	$(119)	$(239)
Amortization of Bridge Facility debt issuance fees (2)	(16)	(31)
Elimination of CenterPoint Energy’s historical amortization of Bridge Facility fees	7	—
Estimated interest expense related to Revolving Credit Facility (3)	(18)	(36)
Amortization of Revolving Credit Facility issuance fees (2)	(1)	(1)

Net adjustments to interest and other finance charges	$(147)	$(307)

(1)

An increase or decrease of one-eighth percent to the assumed interest rate would increase or decrease interest expense by approximately $3 million for the six months ended June 30, 2018 and by approximately $5 million for the year ended December 31, 2017.

(2)	Reflects total debt issuance fees of $47 million and $2 million on the Bridge Facility and Revolving Credit Facility, respectively, amortized on a straight-line basis over 18 months.

(3)

An increase or decrease of one-eighth percent to the assumed interest rate would increase or decrease interest expense by approximately $1 million for the six months ended June 30, 2018 and by approximately $2 million for the year ended December 31, 2017.

(b)

Depreciation and amortization. Reflects the amortization expense (benefit) related to the preliminary purchase accounting adjustments for estimated intangible assets and regulatory assets not earning a return, calculated on a straight-line basis over the estimated weighted average useful lives.

	Weighted Average Useful Lives	Six months ended June 30, 2018	Year ended December 31, 2017
		(in millions)
Eliminate Vectren’s historical amortization of intangible assets		$(1)	$(3)
Operation and maintenance agreements	9	3	5
Backlog (1)	1	—	—
Customer relationships	3	12	24
Regulatory assets not earning a return	12	(4)	(9)

Net adjustment to depreciation and amortization		$10	$17

(1)

Amortization expense related to backlog amounts has not been included as the weighted average useful life has been estimated at one year and therefore will not have a continuing impact on the combined results.

(c)

Reflects the accumulated dividends from the issuance of the Series A Preferred Stock of $15 million and $30 million for the six months ended June 30, 2018, and the year ended December 31, 2017, respectively. A change of 1% in the dividend rate of the $500 million of Series A Preferred Stock would increase or decrease the annual dividend amount by approximately $5 million.

(d)

Reflects the elimination of non-recurring transaction costs of $26 million and $10 million related to the Vectren Merger incurred by CenterPoint Energy and Vectren, respectively, and included in the historical income statements for the six months ended June 30, 2018. No such amounts were incurred by CenterPoint Energy or Vectren during the twelve months ended December 31, 2017.

(e)

Reflects the income tax effects of the pro forma adjustments calculated using an estimated statutory income tax rate of 23.9% as of June 30, 2018, for the combined company. The assumed statutory tax rate does not take into account any possible future tax events that may impact the combined company.

(6)	Reclassification Adjustments

CenterPoint Energy has completed a preliminary review of the financial statement presentation of Vectren for purposes of the unaudited pro forma condensed combined financial statements. During this review, the following financial statement reclassifications were performed in order to align the presentation of Vectren’s financial information with that of CenterPoint Energy:

	As of June 30, 2018			CenterPoint Energy Line Item
	Vectren Historical As Reported	Reclassification Adjustments	Vectren Historical As Adjusted
Current Assets:	(in millions)			Current Assets:
Cash and cash equivalents	$10	$—	$10	Cash and cash equivalents
Accounts receivable, less reserves	232	—	232	Accounts receivable, less bad debt reserve
Accrued unbilled revenues	148	—	148	Accrued unbilled revenues
Inventories	104	(53)	51	Natural gas and fuel inventory
		53	53	Materials and supplies
Recoverable fuel & natural gas costs	10	(10)	—
Prepaid expenses & other current assets	43	10	53	Prepaid expenses and other current assets

Total current assets	547	—	547	Total current assets

Net utility plant	4,444	479	4,923	Property, Plant and Equipment, net

Other Assets:				Other Assets:
Investment in unconsolidated affiliate	2	—	2	Investment in unconsolidated affiliate
Other utility & corporate investments	45	(45)	—
Other nonutility investments	10	(10)	—
Nonutility plant - net	479	(479)	—
Goodwill	293	—	293	Goodwill
Regulatory assets	441	—	441	Regulatory assets
	—	30	30	Intangible assets
Other assets	35	25	60	Other

Total other assets	1,305	(479)	826	Total other assets

Total Assets	$6,296	$—	$6,296	Total Assets

	As of June 30, 2018			CenterPoint Energy Line Item
	Vectren Historical As Reported	Reclassification Adjustments	Vectren Historical As Adjusted
Current Liabilities:	(in millions)			Current Liabilities:
Accounts payable	$225	$—	$225	Accounts payable
Accrued liabilities	231	(186)	45	Taxes accrued
		19	19	Interest accrued
		167	167	Other
Short-term borrowings	248	—	248	Short-term borrowings
Current maturities of long-term debt	60	—	60	Current portion of other long-term debt

Total current liabilities	764	—	764	Total current liabilities

Deferred Credits & Other Liabilities:				Other Liabilities:
Deferred income taxes	501	—	501	Deferred income taxes, net
Regulatory liabilities	943	—	943	Regulatory liabilities
Deferred credits & other liabilities	297	(151)	146	Other
		151	151	Benefit obligations

Total other liabilities	1,741	—	1,741	Total other liabilities

Long-term Debt - Net of Current Maturities	1,929	—	1,929	Other long-term debt, net
Common Shareholders’ Equity:				Shareholders’ Equity:
Common stock (no par value)	739	—	739	Common stock
Retained earnings	1,124	—	1,124	Retained earnings
Accumulated other comprehensive loss	(1)	—	(1)	Accumulated other comprehensive loss

Total shareholders’ equity	1,862	—	1,862	Total shareholders’ equity

Total Liabilities and Shareholders’ Equity	$6,296	$—	$6,296	Total Liabilities and Shareholders’ Equity

	Six Months Ended June 30, 2018			CenterPoint Energy Line Item
	Vectren Historical As Reported	Reclassification Adjustments	Vectren Historical As Adjusted
Operating Revenues:	(in millions)			Revenues:
Gas utility	$479	$277	$756	Utility revenues
Electric utility	277	(277)	—
Non-utility	547	—	547	Non-utility revenues

Total operating revenues	1,303	—	1,303	Total

Operating Expenses:				Expenses:
Cost of gas sold	187	90	277	Utility natural gas, fuel and purchased power
Cost of fuel & purchased power	90	(90)	—
Cost of nonutility revenues	178	—	178	Non-utility cost of revenues, including natural gas
Other operating	513	15	528	Operation and maintenance
Merger-related	15	(15)	—
Depreciation & amortization	144	—	144	Depreciation and amortization
Taxes other than income taxes	36	—	36	Taxes other than income taxes

Total operating expenses	1,163	—	1,163	Total

Operating Income	140	—	140	Operating Income

Other Income:				Other Income (Expense):
Equity in (losses) of unconsolidated affiliates	(18)	—	(18)	Equity in earnings of unconsolidated affiliate, net
Other income - net	19	(15)	4	Other, net

Total other income	1	(15)	(14)

Interest Expense	47	(15)	32	Interest and other finance charges

Income Before Income Taxes	94	—	94	Income Before Income Taxes
Income taxes	8	—	8	Income tax expense

Net Income and Comprehensive Income	$86	$—	$86	Net Income

	Year Ended December 31, 2017			CenterPoint Energy Line Item
	Vectren Historical As Reported	Reclassification Adjustments	Vectren Historical As Adjusted
Operating Revenues:	(in millions)			Revenues:
Gas utility	$813	$569	$1,382	Utility revenues
Electric utility	569	(569)	—
Non-utility	1,275	—	1,275	Non-utility revenues

Total operating revenues	2,657	—	2,657	Total

Operating Expenses:				Expenses:
Cost of gas sold	272	172	444	Utility natural gas, fuel and purchased power
Cost of fuel & purchased power	172	(172)	—
Cost of nonutility revenues	444	—	444	Non-utility cost of revenues, including natural gas
Other operating	1,116	—	1,116	Operation and maintenance
Depreciation & amortization	276	—	276	Depreciation and amortization
Taxes other than income taxes	59	—	59	Taxes other than income taxes

Total operating expenses	2,339	—	2,339	Total

Operating Income	318	—	318	Operating Income

Other Income:				Other Income (Expense):
Equity in (losses) of unconsolidated affiliates	(1)	—	(1)	Equity in earnings of unconsolidated affiliate, net
Other income - net	33	(26)	7	Other, net

Total other income	32	(26)	6

Interest Expense	88	(26)	62	Interest and other finance charges

Income Before Income Taxes	262	—	262	Income Before Income Taxes
Income taxes	46	—	46	Income tax expense

Net Income and Comprehensive Income	$216	$—	$216	Net Income